                                                                     EXHIBIT 2.6


                                 GKMG AMENDMENT

                                 FIRST AMENDMENT
                         TO THE SHARE EXCHANGE AGREEMENT

       This FIRST AMENDMENT TO THE SHARE EXCHANGE AGREEMENT (this "FIRST AMENDMENT") is entered into as of the 30th day of June, 2000, by and among HAGLER BAILLY, INC., a Delaware corporation (the "ACQUIROR"), GKMG, INC., a District of Columbia corporation ("GKMG") and the former stockholders of GKMG listed on the signature page hereof (collectively, the "STOCKHOLDERS"). The Acquiror, GKMG and the Stockholders are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

       WHEREAS, the Parties entered into that certain Share Exchange Agreement dated August 12, 1999 (the "EXCHANGE AGREEMENT"), and

       WHEREAS, the Parties hereto desire to amend the Exchange Agreement as set forth below.

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties do hereby agree as follows:

       1. DEFINITIONS. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Exchange Agreement.


                     2. SECTION 1.5(b). Section 1.5(b) of the Exchange Agreement is hereby deleted in its entirety and replaced by the following:

                     "(b)   Second Fiscal Year Earnout.

                     Acquiror shall distribute to the Stockholders, on a pro rata basis based on their percent ownership of the Company as set forth in
Schedule 2.3(a) to this Agreement, the amounts set forth on Schedule A attached hereto. Such amounts shall be made via wire transfer of immediately available funds on the dates set forth on Schedule A attached hereto to an account designated by each of the Stockholders."

                     3. SECTION 1.5(c). Section 1.5(c) of the Exchange Agreement is hereby deleted in its entirety and replaced by the following:

                     "(c)   The First FFYE Tranche, if any, shall be paid on the
earlier of (i) the fifth (5th) business day following the Closing (as defined in the Merger Agreement) of that certain Agreement and Plan of Merger dated as of June 19,2000 by and among Acquiror, PA Holdings, Ltd., a corporation organized under the laws of England and Wales, PA Consulting Group, Inc., a New Jersey corporation and PA Holdings Inc., a Delaware corporation (the "Merger Agreement") or (ii) the fifth (5th) business day following the date of termination of the Merger Agreement (but in no event later than December 31, 2000 (the "Outside Date")) (the date under clause (I) or clause (ii), the "First FFYE Tranche Payment Date"). The Second FFYE

Tranche, if any, shall be paid no later than February 15, 2001 (the "Second FFYE Tranche Payment Date"). The Third FFYE Tranche, if any, shall be paid no later than August 15, 2001 (the "Third FFYE Tranche Payment Date")."

                     4. SECTION 1.5(d) AND SECTION 1.5(e). Each of Section 1.5(d) and Section 1.5(e) of the Exchange Agreement is hereby deleted in its entirety.

                     5. SECTION 1.5(g). The final sentence of Section 1.5(g) is hereby deleted in its entirety and replaced by the following:

                     "Within ten (10) days of such Proposed Earnout Payment is binding on the parties pursuant to this Section 1.5(g), Acquiror shall deliver the appropriate amount of cash or cash equivalents, if any, to the Stockholders."

                     6. SECTION 1.6. Section 1.6 of the Exchange Agreement is hereby deleted in its entirety and replaced by the following:

                     "Section 1.6 Price Performance Shares.

                     Immediately following the Closing (as defined in the Merger Agreement), Acquiror shall distribute to the Stockholders on a pro rata basis based on their percent ownership of the Company as set forth in Schedule 2.3(a) to the Agreement an amount of cash calculated by multiplying (a) One Hundred Ninety-Two Thousand Eight Hundred Fifty-Seven (192,857) by (b) the Per Share Amount (as defined in the Merger Agreement), but in no event shall the Per Share Amount be less than $5.25. Such amounts shall be made via wire transfer of immediately available funds to an account designated by each of the Stockholders not less than ten (10) days prior to the date of the Closing (as defined in the Merger Agreement)."

                     7. SECTION 1.12. Section 1.12 of the Exchange Agreement is hereby deleted in its entirety.

                     8. SECTION 5.5(b). Section 5.5(b) of the Exchange Agreement is hereby deleted in its entirety.

                     9. SECTION 6.10. Section 6.10 of the Exchange Agreement is hereby deleted in it entirety.

                     10. TAX FREE REORGANIZATION. The seventh (7th) paragraph in the Preamble, Section 4.11 and Section 6.9 of the Exchange Agreement are all hereby deleted in their entirety. With respect to such Section 6.9, the Parties acknowledge and agree that Acquiror shall have no further indemnification obligations as set forth in Section 9.5 of the Exchange Agreement to the Shareholders. Each Party agrees that, unless a Party is required to do so by applicable tax law, it, he or she will not file any U.S. income tax returns or amendments thereto that take a position inconsistent with the Exchange constituting a reorganization within the meaning of Sections 354 and 361 of the Internal Revenue Code.

                     11. SIDE LETTER. That certain Side Letter dated August, 12, 1999 by and among the Parties hereto is hereby terminated and of no further force and effect.

                     12. CASH CONSIDERATION. Notwithstanding any provision to the contrary contained anywhere in the Exchange Agreement, the Parties hereto acknowledge and agree that the consideration for any payments to be made pursuant to this First Amendment or Section 1.5 of the Exchange Agreement shall be made in the form of cash or cash equivalents.

                     13. MUTUAL RELEASE. Except with respect to the on-going payment obligations of Acquiror to the Stockholders in connection with Section 1.5(a) of the Exchange Agreement and Paragraph 3 above, each Party hereto expressly waives any and all rights such Party may have under Article IX of the Exchange Agreement, and hereby absolutely, irrevocably and unconditionally releases and forever discharges the other Party and any and all of such other Party's affiliates officers, directors, members, stockholders, employees, agents, representatives, counsel, successors and assigns from any charges, complaints, demands, damages, suits, actions or causes of action which such releasing Party had, now has or may have upon or by reason of any matter arising from or relating to Article IX of the Exchange Agreement or any consideration to be paid thereunder, whether such matter is known or unknown, against such other Party or its affiliates in law or in equity, under federal, state or other law, whether the same be upon statutory claim, contract, tort or other basis. The parties agree that from the date of this First Amendment until the earlier of the (i) Closing of the Merger Agreement or (ii) the Outside Date, they will assert no claim under Article IX of the Exchange Agreement.

                     14. ESCROW AGREEMENT. Upon the Closing of the Merger, but deemed to be immediately prior to the Closing of the Merger, the Escrow Agreement shall be terminated, and the Escrow Stock shall be returned to the Stockholders so that the Stockholders will receive the merger consideration for such shares. Acquiror agrees that from the date of this First Amendment until the earlier of (i) the Closing of the Merger Agreement or (ii) the termination of the Merger Agreement, that it will assert no claim against the escrow.

                     15. CONDITION TO EFFECTIVENESS. Except for Paragraph 3 above, the last sentence of Paragraph 13 above, and the last sentence of Paragraph 14 above all of which shall be effective as of the date hereof, the effectiveness of this First Amendment shall be expressly conditioned upon the Closing of the Merger Agreement. In the event the Merger Agreement is terminated for any reason prior to Closing, the Parties hereto acknowledge and agree that, except for Paragraph 3 above, the provisions of this First Amendment shall be extinguished ab initio and without any further force or effect.

                     16. CONTINUED EFFECT. Prior to the effectiveness of this First Amendment, except for Paragraph 3 above, the last sentence of Paragraph 13 above, and the last sentence of Paragraph 14 above, all terms and conditions of the Exchange Agreement and any related documents shall remain in full force and effect; provided, however, that nothing herein shall be construed to mean that the representations and warranties of the Parties in the Exchange Agreement are intended to have effect as of the date of this First Amendment.

                     17. PRIOR AGREEMENTS AND UNDERSTANDINGS. This First Amendment constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings with respect to the matters covered by this First Amendment.

                     18. AMENDMENT. This First Amendment may be amended only by an agreement in writing of all Parties. No waiver of any provision nor consent to any exception to the terms of this First Amendment shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

                     19. COUNTERPARTS; FAX SIGNATURES. To facilitate execution, this First Amendment may be executed in counterparts and by facsimile, and all counterparts shall collectively constitute a single agreement.

                     20. SUCCESSORS AND ASSIGNS. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and personal representatives.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment as of the date first above written.


                                HAGLER BAILLY, INC.


                                By:    /s/STEPHEN V.R. WHITMAN
                                      ------------------------------------------

                                Name:  Stephen V.R. Whitman
                                      ------------------------------------------

                                Title: Senior Vice President and General Counsel
                                      ------------------------------------------


                                GKMG, INC.


                                By:    /s/JAMES MILLER
                                      ------------------------------------------

                                Name:  James Miller
                                      ------------------------------------------

                                Title: Treasurer
                                      ------------------------------------------





                                STOCKHOLDERS:





                                ------------------------------------------------
                                Morris Garfinkle

                                /s/ JAMES MILLER
                                ------------------------------------------------
                                James Miller

                                /s/ JAMES MILLER on behalf of Sam Fairchild
                                ------------------------------------------------
                                Sam Fairchild      Pursuant to POA, dated
                                                   June 16, 2000


                                /s/ JAMES MILLER on behalf of Xianping Wang
                                ------------------------------------------------
                                Xianping Wang      Pursuant to POA, dated
                                                   June 20, 2000

                                /s/ ANITA MOSNER
                                ------------------------------------------------
                                Anita Mosner

                                /s/ MICHAEL FLEMING
                                ------------------------------------------------
                                Michael Fleming

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Xianping Wang, hereby appoints James Miller as attorney for the undersigned, in the undersigned's name and on the undersigned's behalf, to execute an amendment to the Share Exchange Agreement dated August 12, 1999 among Hagler Bailly, Inc. and the stockholders of GKMG.

       The foregoing grant of authority is hereby declared to be irrevocable for a period of 90 days following the day hereof and to be a power coupled with an interest.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 20 day of June, 2000.

                                               /s/  XIANPING WANG
                                              -------------------

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Sam Fairchild, hereby appoints James Miller as attorney for the undersigned, in the undersigned's name and on the undersigned's behalf, to execute an amendment to the Share Exchange Agreement dated August 12, 1999 among Hagler Bailly, Inc., GKMG, Inc. and the stockholders of GKMG.

       The foregoing grant of authority is hereby declared to be irrevocable for a period of 90 days following the day hereof and to be a power coupled with an interest.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 16 day of June, 2000.

                                                SAM FAIRCHILD
                                                ----------------

     IN WITNESS WHEREOF, the Parties hereto have this First Amendment as of the date first above written.



                                               HAGLER BAILLY, INC.

                                               By:
                                                   -----------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------



                                               GKMG, INC.



                                               By:
                                                   -----------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------


                                               STOCKHOLDERS:

                                               /s/ MOORIS GARFINKLE

                                               Morris Garfinkle

                                   SCHEDULE A


DATE                                        TOTAL CASH CONSIDERATION TO BE PAID
----                                        -----------------------------------


AUGUST 15, 2001                             $1,000,000



FEBRUARY 15, 2002                           $ 850,000



AUGUST 15, 2002                             $ 770,000